Exhibit 99.1

Faraday Future Starts Production of the FF 91 Futurist Alliance at its FF ieFactory California

•	The FF 91 Futurist is designed to break new boundaries in the ultra-luxury car market delivering a unique and intelligent EV experience with extreme performance technology, and an ultimate user experience
•	The Company outlines future sales and growth plans
•	A final launch event for the FF 91 Futurist will be hosted on April 26, 2023

Hanford, CA (March 29, 2023) -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) ("Faraday Future", “FF” or "Company"), a California-based global shared intelligent electric mobility ecosystem company, today announced the start of production (SOP) of the all-new Ultimate Intelligent TechLuxury FF 91 Futurist Alliance at its FF ieFactory located in Hanford, California. The FF 91 Futurist is the Company’s first production vehicle and flagship model that is expected to be offered in both the U.S. and China markets.

SOP marks a key manufacturing milestone of the FF 91 Futurist. It marks the culmination of the hard work, dedication and determination from the hundreds of FF employees that have strived to make a difference since the Company was founded. It also realizes the vision of FF’s founder and CPUO, YT Jia, who envisioned a vehicle that redefines transportation, mobility and connectivity, creating a true “third internet living space,” complementing a user’s home and smartphone experiences.

“I want to thank each and every valued stakeholder to FF, including our employees, supportive investors, suppliers and all of our partners that have traveled alongside us on this long road of perseverance, leading to where we all stand today here in Hanford,” said Xuefeng Chen, Global CEO of Faraday Future. “I can’t express how excited that I am to finally see the culmination of many years of hard work, all focused on our one goal, bringing the Ultimate Intelligent TechLuxury FF 91 Futurist Alliance to market.”

“Start of Production (SOP) of the FF 91 Futurist Alliance marks FF’s most solid step as a disruptor of the traditional ultra-luxury automotive civilization,” said Mr. Jia. “It’s a promise we made to our users and shareholders, and we have delivered it today successfully. This shows that FF has entered a new phase under the governance and operation of the new board and management. We believe FF will quickly restore its due value to the marketplace.”

In order to continuously implement the business philosophy and corporate vision of co-creation and co-sharing designed at the inception of FF and provide a unique platform for ultra-spire users to participate in the industry revolution, FF has divided the post-SOD (start of delivery) co-creation delivery of the FF 91 Futurist Alliance into three categories and three stages in 2023. The first is “industry expert FPO (Future Product Officer) co-creation delivery”. The second is “FPO co-creation delivery”. The third is a full co-creation delivery after production ramp-up. This also helps to mitigate the fact that production capacity falls far behind anticipated market demand.

The Company is grateful to FF’s global suppliers for helping FF get to this historical SOP achievement, and for their persistent belief in FF's disruptive product. The FF 91 Futurist showcases our Ultimate Intelligent TechLuxury brand positioning, revolutionary advanced technology, and the Company's long-term value.

FF 91 Futurist

The FF 91 Futurist is not just the only Ultimate Intelligent TechLuxury electric vehicle embodying the next-gen disruptive technology, but also the only product especially tailored for an ultra-spire user ecosystem. The FF 91 Futurist features an industry-leading 1,050 horsepower, an EPA-certified range of 381 miles, and 0-60 mph acceleration in 2.27 seconds. It gives users a unique rear cabin intelligent Internet system, and a revolutionary user experience designed to create a mobile, connected, intelligent, and luxurious third Internet living space and user mobility ecosystem. Significant recent upgrades of systems and components to FF 91 – both in the EV area (powertrain, battery, charging, chassis, and interior) and I.A.I. area (Computing, sensing, communication, user interface) make FF 91 Futurist a leader in the ultra-luxury segment.

Manufacturing

The FF ieFactory California, where the FF 91 Futurist is built, is a 1.1 million sq. ft facility strategically located between the technology hubs of Silicon Valley and Los Angeles in the Central Valley of California. It’s synonymous with a new class of production facilities where intelligent, connected, and electrified products are created, and become part of a larger connected, shared user ecosystem. It is a state-of-the-art facility using highly skilled craftsmanship and leading-edge automation to rival the top luxury automakers around the world.

Sales Structure

FF’s direct sales model will allow customers to place orders online and experience FF’s vehicles at FF’s Company-owned and partner-owned showrooms and experience centers. The Company previously announced the launch of its first Flagship Brand Experience Center project in Beverly Hills and eagerly anticipates the opportunity to present our innovative creation to our users very soon. FF’s initial 2023 sales efforts will begin in the Los Angeles metro region followed by the San Francisco Bay Area and subsequently, the New York metro region. In China, our initial sales will launch in Shanghai and Beijing.

Three Phases Growth Plan

FF is the pioneer of the Ultimate Intelligent TechLuxury spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not only an EV company, but also a software-driven company of intelligent internet tech AI product. The ultimate goal for FF is to become a user company by offering a shared intelligent mobility ecosystem.

The Company has also outlined a three-phase growth plan. The phase 1 goal is to deliver to FF’s global ultra spire users the FF 91 Futurist Alliance, the FF 91 Futurist and the FF 91 on time with high quality and unbeatable product power, thereby disrupting traditional ultra-luxury brands like Ferrari, Maybach, Rolls Royce and Bentley, and ultimately aspiring to claim the top place of the industry’s global ultra-spire user market.

The Phase 2 goal is to introduce future models with an explosive growth in smart device sales, and to create a mobility ecosystem with a rapid increase in eco revenues. FF will aim to establish itself as the leader of the spire market.

As the Company introduces more upcoming models, the user ecosystem is expected to begin to take shape. The smart device revenue is expected to experience explosive growth, and the eco revenues are expected to experience rapid growth as well. The Company’s phase 2 goal is to establish itself as the leader of the spire market.

FF’s phase 3 goal is to sustain the rapid growth of its smart device sales while achieving explosive growth in eco revenues, which include internet apps, software, and sharing. FF's eco revenues are expected to constitute an increasingly substantial portion of the overall profit. FF will aim to establish itself as a major player in the high-value user market and continue to secure its leadership position in the spire market.

Users can preorder an FF 91 Futurist via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online,

(Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

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NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include, among other things, statements regarding the anticipated start of production (SOP) and delivery (SOD) timing for our FF 91 Futurist vehicle, additional funding and timing for receipt thereof, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the Amended Shareholder Agreement between the Company and FF Top, dated as of January 13, 2023, complies with the listing requirements of The Nasdaq Stock Market LLC, the market performance of the shares of the Company’s common stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to timely satisfy the conditions precedent and close on the various financings previously disclosed by the Company and any future financings and timely receive required parts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the non-binding Cooperation Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on March 17, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION

In connection with the special and annual stockholder’s meetings, the Company has filed with the SEC definitive proxy statements on Schedule 14A with respect to the proposals therein (as amended and supplemented, the “Proxy Statements”). Faraday Future commenced mailing of the Proxy Statements to its stockholders on March 3, 2023 and March 17, 2023, respectively. This press release is not a substitute for the Proxy Statements or any other document which the Company may file with the SEC. INVESTORS AND FARADAY FUTURE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENTS IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROXY STATEMENTS OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS IN THE PROXY STATEMENTS. Investors and stockholders may obtain free copies of the Proxy Statements and other documents containing important information about Faraday Future that are filed or will be filed with the SEC by Faraday Future from the SEC’s website at www.sec.gov. Faraday Future makes available free of charge at www.ff.com (in the “Financials and Filings” section), copies of materials it files with, or furnish to, the SEC.

PARTICIPANTS IN SOLICITATION

Faraday Future and its respective directors and executive officers and certain Company investors and their representatives may be deemed participants in the solicitation of proxies of the Company’s stockholders in respect of the proposals in the Proxy Statements. Information about the directors and executive officers of Faraday Future, such investors and their representatives and their ownership is set forth in the Company’s filings with the SEC, including the Proxy Statements. These documents can be obtained free of charge from the sources specified above.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com